================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934.

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JANUARY 7, 1999

                       KAUFMAN AND BROAD HOME CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

           DELAWARE                         1-9195                        95-3666267
(STATE OR OTHER JURISDICTION OF          (COMMISSION                    (IRS EMPLOYER
        INCORPORATION)                   FILE NUMBER)                 IDENTIFICATION NO.)

    10990 WILSHIRE BOULEVARD, LOS ANGELES, CALIFORNIA                 90024
        (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (310) 231-4000

                                 NOT APPLICABLE
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

================================================================================

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     Effective January 7, 1999, Kaufman and Broad Home Corporation (the "Company") acquired substantially all of the homebuilding assets of the Lewis Homes group of companies ("Lewis Homes"), including (i) all of the partnership interests in Lewis Homes of California, a California general partnership, Lewis Development Co., a California general partnership, Lewis Homes Enterprises, a California general partnership, Lewis Homes of Nevada, a Nevada general partnership, and Lewis Properties, a Nevada general partnership, (ii) all of the issued and outstanding capital stock of Lewis Homes Management Corp., a California corporation, and Branching Tree Corp., a California corporation, and
(iii) all the member interests of Mather Housing Company, LLC, a California limited liability company, and Desert Inn Development, LLC, a Nevada limited liability company, along with option agreements to purchase certain assets in the future. Lewis Homes is engaged in the acquisition, development and sale of residential real estate in California and Nevada.

     Prior to the acquisition, Lewis Homes, based in Upland, California, was one of the largest privately held single-family homebuilders in the United States based on units delivered, with revenues for the year ended December 31, 1998 of $715 million on 3,631 unit deliveries. Lewis Homes also owned or controlled approximately 24,000 lots and had a backlog of approximately 900 homes at December 31, 1998. Lewis Homes' principal markets are Las Vegas and Northern Nevada, Southern California, and the greater Sacramento area in Northern California.

     The purchase price as of the filing of this Report for the acquisition of Lewis Homes is approximately $449 million, comprised of the assumption of approximately $303 million in debt and the issuance of 7,886,686 shares of the Company's common stock valued at approximately $146 million. This price, together with the purchase price of real property assets which the Company has the right to purchase under certain option agreements, is substantially equivalent to the previously announced estimated purchase price of $544 million, which included 7,886,686 shares of the Company's common stock plus cash and debt assumed. The purchase price was based on the December 31, 1998 net book values of the entities purchased. While the Company does not anticipate that there will be further adjustments to the purchase price, should any adjustments occur, the Company does not expect such adjustments to be material. The shares of Company common stock issued in the acquisition are "restricted" shares and may not be resold without a registration statement or compliance with Securities and Exchange Commission regulations that limit the number of shares that may be resold in a given period. The Company has agreed to file a registration statement for those shares in three increments at the Lewis family's request from July 1, 2000 to July 1, 2002. Under the terms of the purchase agreement, a Lewis family member has also been appointed to the Company's board of directors.

     In connection with the acquisition of Lewis Homes, the Company obtained a $200 million unsecured term loan to refinance certain debt assumed. The financing was obtained under a term loan agreement dated as of January 7, 1999 among the Company, Bank of America National Trust and Savings Association, Credit Lyonnais Los Angeles Branch, The First National Bank of Chicago and Union Bank of California and various other banks (the "Term Loan Agreement") which provides for payments of $25 million due on January 31, 2000, April 30, 2000 and July 31, 2000, with the remaining principal balance due on April 30, 2001. Interest is payable monthly at the London Interbank Offered Rate plus an applicable spread. Under the terms of the Term Loan Agreement, the Company is required, among other things, to maintain certain financial statement ratios and a minimum net worth and is subject to limitations on acquisitions, inventories and indebtedness. The financing obtained under the Term Loan Agreement did not impact the amounts available under the Company's pre-existing borrowing arrangements. The Company used borrowings under its existing $500 million domestic unsecured revolving credit agreement to refinance certain other remaining debt assumed in the acquisition.

     The acquisition consideration for Lewis Homes was determined by arm's-length negotiations between the parties. The acquisition will be accounted for as a purchase with the results of Lewis Homes included in the Company's financial statements as of January 7, 1999.

ITEM 7(a). FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

     Included herein are the historical audited financial statements of Lewis Homes listed in the index below.

                  INDEX TO FINANCIAL STATEMENTS OF LEWIS HOMES

                                                                  PAGE
                                                                  ----
    HISTORICAL FINANCIAL STATEMENTS OF LEWIS HOMES
    Report of Independent Auditors..............................   4
    Combined Statements of Assets and Liabilities as of December
      31, 1998 and 1997.........................................   5
    Combined Statements of Operations for the years ended
      December 31, 1998, 1997 and 1996..........................   6
    Combined Statements of Changes in Equity for the years ended
      December 31, 1998, 1997
      and 1996..................................................   7
    Combined Statements of Cash Flows for the years ended
      December 31, 1998, 1997 and 1996..........................   8
    Notes to Combined Financial Statements......................   9

                         REPORT OF INDEPENDENT AUDITORS

To the Partners and Shareholders
Lewis Homes Group of Companies

     We have audited the accompanying combined statements of assets and liabilities of the Lewis Homes Homebuilding Business ("LHHB") as of December 31, 1998 and 1997, and the related combined statements of operations, changes in equity and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of LHHB's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Lewis Homes Homebuilding Business as of December 31, 1998 and 1997, and the combined results of their operations and cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Newport Beach, California
February 1, 1999

                       LEWIS HOMES HOMEBUILDING BUSINESS

                 COMBINED STATEMENTS OF ASSETS AND LIABILITIES
                                 (IN THOUSANDS)
                           DECEMBER 31, 1998 AND 1997

                                                                1998       1997
                                                              --------   --------
ASSETS
Cash and cash equivalents...................................  $  5,671   $  2,414
Notes and accounts receivable...............................     8,126      6,460
Real estate held for development or sale....................   375,623    366,667
Other assets, net...........................................    10,327     11,080
                                                              --------   --------
                                                              $399,747   $386,621
                                                              ========   ========

LIABILITIES AND EQUITY
Accounts payable and accrued expenses.......................  $ 41,245   $ 42,989
Notes payable, secured by real estate held for development
  or sale...................................................    65,162     91,260
Other notes payable.........................................   246,313      5,529
                                                              --------   --------
                                                               352,720    139,778
Minority interests in combined partnerships.................    21,065     24,476
Commitments and contingencies...............................
Equity......................................................    25,962    222,367
                                                              --------   --------
                                                              $399,747   $386,621
                                                              ========   ========

                             See accompanying notes

                       LEWIS HOMES HOMEBUILDING BUSINESS

                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                                1998       1997       1996
                                                              --------   --------   --------
REVENUES
Sale of homes and land......................................  $711,563   $588,104   $449,507
Other income................................................     3,554      3,974      1,083
                                                              --------   --------   --------
                                                               715,117    592,078    450,590
                                                              --------   --------   --------
COSTS AND EXPENSES
Cost of homes and land sold.................................   579,140    505,017    388,693
Selling and marketing.......................................    22,936     22,168     18,648
General and administrative..................................    13,032      9,442      9,320
Depreciation................................................       481        581        399
                                                              --------   --------   --------
                                                               615,589    537,208    417,060
                                                              --------   --------   --------
INCOME BEFORE MINORITY INTERESTS............................    99,528     54,870     33,530
MINORITY INTERESTS..........................................     3,631        (58)       (83)
                                                              --------   --------   --------
NET INCOME..................................................  $ 95,897   $ 54,928   $ 33,613
                                                              ========   ========   ========

                             See accompanying notes

                       LEWIS HOMES HOMEBUILDING BUSINESS

                    COMBINED STATEMENTS OF CHANGES IN EQUITY
                                 (IN THOUSANDS)
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                                1998        1997       1996
                                                              ---------   --------   --------
BALANCE -- beginning of year................................  $ 222,367   $205,984   $179,509
Distributions, net of contributions.........................   (292,302)   (38,545)    (7,138)
Net income..................................................     95,897     54,928     33,613
                                                              ---------   --------   --------
BALANCE -- end of year......................................  $  25,962   $222,367   $205,984
                                                              =========   ========   ========

                             See accompanying notes

                       LEWIS HOMES HOMEBUILDING BUSINESS

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                                1998        1997        1996
                                                              ---------   ---------   ---------
OPERATING ACTIVITIES
Net income..................................................  $  95,897   $  54,928   $  33,613
Adjustments to reconcile net income to net cash provided by
  operating activities
     Depreciation...........................................        481         581         399
     Minority interests.....................................      3,631         (58)        (83)
     Noncash charge for impairment of long-lived assets.....         --       1,300          --
     Changes in assets and liabilities
       (Increase) decrease in notes and accounts
       receivable...........................................     (1,666)       (195)      2,694
       Increase in real estate held for development or
          sale..............................................     (8,956)     (9,267)    (33,001)
       Decrease (increase) in other assets..................      1,553         589      (2,287)
       (Decrease) increase in accounts payable and accrued
          expenses..........................................     (1,744)      6,872       3,410
                                                              ---------   ---------   ---------
Net cash provided by operating activities...................     89,196      54,750       4,745
                                                              ---------   ---------   ---------
INVESTING ACTIVITIES
Purchases of property and equipment, net....................     (1,281)       (791)       (395)
                                                              ---------   ---------   ---------
Net cash used in investing activities.......................     (1,281)       (791)       (395)
                                                              ---------   ---------   ---------
FINANCING ACTIVITIES
Proceeds from loans and notes secured by real estate........    284,676     345,854     338,543
Payments on loans and notes secured by real estate..........   (310,774)   (374,975)   (321,865)
Proceeds from other notes payable...........................    246,791       1,905       1,430
Payments on other notes payable.............................     (6,007)     (1,888)     (9,814)
Contributions from minority interests.......................        329      17,692          --
Distributions to minority interests.........................     (7,371)     (1,856)     (6,727)
Distributions, net of contributions.........................   (292,302)    (38,545)     (7,138)
                                                              ---------   ---------   ---------
Net cash used in financing activities.......................    (84,658)    (51,813)     (5,571)
                                                              ---------   ---------   ---------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS............      3,257       2,146      (1,221)
CASH AND CASH EQUIVALENTS -- beginning of year..............      2,414         268       1,489
                                                              ---------   ---------   ---------
CASH AND CASH EQUIVALENTS -- end of year....................  $   5,671   $   2,414   $     268
                                                              =========   =========   =========

                            See accompanying notes.

                       LEWIS HOMES HOMEBUILDING BUSINESS

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 (IN THOUSANDS)
                        DECEMBER 31, 1998, 1997 AND 1996

 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Business

     The Lewis Homes Group of Companies ("Lewis") is engaged in the acquisition, development and sale of residential real estate (homebuilding) and in the acquisition, development and operation of income properties (income properties) primarily in California and Nevada. The homebuilding operations of Lewis, referred to herein as the "Lewis Homes Homebuilding Business" or "LHHB," are conducted through the following entities which are under Lewis' common control:

  Partnerships

     - Lewis Homes of California, a California general partnership

     - Lewis Development Co., a California general partnership

     - Lewis Homes Enterprises, a California general partnership

     - Lewis Homes of Nevada, a Nevada general partnership

     - Lewis Properties, a Nevada general partnership

  Corporations

     - Lewis Homes Management Corp., a California corporation

     - Branching Tree Corp., a California corporation

  Limited Liability Companies

     - Mather Housing Company, LLC, a California limited liability company

     - Desert Inn Development, LLC, a Nevada limited liability company

     Effective January 7, 1999, Kaufman and Broad Home Corporation ("KBHC") acquired substantially all of the homebuilding assets and liabilities of LHHB, as more fully described in a purchase agreement between the parties, and entered into option agreements to purchase the balance of the homebuilding assets of LHHB in the future.

  Basis of Presentation

     The financial statements of LHHB have been presented on a combined basis utilizing LHHB's historical cost. In management's opinion, these financial statements include the combined assets, liabilities, revenues and expenses directly identifiable with and allocations of other costs and expenses related to LHHB. The financial statements of LHHB are not intended to represent the financial position of Lewis' entire operations. The net excess of assets over liabilities related to LHHB is presented as equity in the combined financial statements. All significant intercompany accounts and transactions have been eliminated in combination.

  Cash and Cash Equivalents

     LHHB considers all highly liquid investments, which generally have a maturity of three months or less from the date of purchase, to be cash equivalents.

                       LEWIS HOMES HOMEBUILDING BUSINESS

                                 (IN THOUSANDS)

 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  Real Estate Held for Development or Sale

     Real estate held for development is carried at cost. Cost includes all direct and indirect land costs, development and construction costs, and applicable carrying charges (primarily interest and property taxes) which are capitalized to real estate projects during the development period. Land and land development costs are allocated on a relative fair value method or, if impracticable, on an area method. Other capitalized costs are generally assigned to individual components of real estate projects based on specific identification. Selling expenses, overhead fees and other marketing costs are expensed in the period incurred. Cost of homes and land sold includes estimated future warranty costs.

     FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, requires impairment losses to be recorded on real estate held for development in certain circumstances. Impairment losses are recorded by LHHB when indicators of impairment are present and the undiscounted cash flows estimated to be generated by such real estate (excluding interest) are less than the carrying amount of the real estate. When the real estate is determined to be impaired, the related carrying value of the real estate is adjusted to its estimated fair value. During 1997, LHHB recorded an impairment loss of $1,300 which is included in cost of homes and land sold in the accompanying combined financial statements.

     Fair value represents the amount at which an asset could be bought or sold in a current transaction between willing parties other than a forced or liquidation sale. The estimation process involved in determining whether real estate assets have been impaired and in the determination of fair value is inherently uncertain since it requires estimates of current market yields as well as future events and conditions. Such future events and conditions include economic, political and market conditions, such as obtaining entitlement approvals and the availability of suitable financing to fund development and construction activities. Ultimate realization is dependent upon future uncertain events and conditions and, accordingly, the actual timing and amounts realized by LHHB may be materially different from the estimated fair values.

  Revenue Recognition

     Revenue from the sale of real estate is recorded and profits are recognized when title and risk of ownership have been transferred to the buyer and other conditions necessary for profit recognition have been met.

  Expense Allocations

     General and administrative expenses in the combined financial statements include direct expenses specifically identified as incurred by LHHB and an allocation of other services provided by Lewis in the management of LHHB. These common services relate to acquisition, development, financing, sales, legal, accounting, information systems and human resources, and have been allocated based on estimated time spent by Lewis personnel. Management believes the methods used to allocate these common services are reasonable.

     401(k) Plan

     Lewis sponsors a defined contribution 401(k) plan covering substantially all full-time employees who have completed one year of service and have attained the age of 21. Lewis made discretionary matching contributions based on amounts contributed by employees to the 401(k) plan. The amount of Lewis' contributions to the plan pertaining to LHHB for the years ended December 31, 1998, 1997 and 1996, were $337, $303 and $270, respectively.

                       LEWIS HOMES HOMEBUILDING BUSINESS

                                 (IN THOUSANDS)

 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  Income Taxes

     The owners of LHHB's S corporations, limited liability companies and partnerships are responsible for the payment of income taxes on their share of LHHB's taxable income. Income taxes are generally paid from cash distributions to owners. LHHB is not taxed on its income except for a 1.5% California franchise tax on earnings of its S corporations.

  Fair Value of Financial Instruments

     LHHB is an issuer of, or subject to, financial instruments with off-balance sheet risk in the normal course of business which exposes it to credit risks. These financial instruments include letters of credit which totaled $5,000 and $1,387 at December 31, 1998 and 1997, respectively.

     For those financial instruments for which it is practicable to estimate fair value, management has determined that the carrying amounts of LHHB's financial instruments approximate their fair values at December 31, 1998 and 1997.

  Use of Estimates

     The preparation of LHHB's combined financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of December 31, 1998 and 1997, and the revenues and expenses for the three years ended December 31, 1998. Actual results could materially differ from those estimates in the near term.

 2. NOTES AND ACCOUNTS RECEIVABLE

     Notes and accounts receivable consist of the following at December 31:

                                                              1998      1997
                                                             ------    ------
Escrow proceeds from home sales............................  $1,929    $2,321
Receivable from joint venture partner......................   1,529     1,120
Other receivables..........................................   4,668     3,019
                                                             ------    ------
                                                             $8,126    $6,460
                                                             ======    ======

 3. REAL ESTATE HELD FOR DEVELOPMENT OR SALE

     Real estate held for development or sale consists of the following at December 31:

                                                           1998        1997
                                                         --------    --------
Land...................................................  $ 81,786    $ 71,746
Construction in progress...............................   245,992     218,727
Completed homes........................................    16,806      38,043
Model homes............................................    31,039      38,151
                                                         --------    --------
                                                         $375,623    $366,667
                                                         ========    ========

                       LEWIS HOMES HOMEBUILDING BUSINESS

                                 (IN THOUSANDS)

4. OTHER ASSETS

     Other assets consist of the following at December 31:

                                                            1998       1997
                                                           -------    -------
Property and equipment, net of accumulated depreciation
  of $3,657 and $2,239, respectively.....................  $ 1,880    $ 1,080
Refundable utility contracts.............................    5,760      5,783
Prepaid expenses and deposits............................    2,328      3,847
Investments in uncombined partnership....................      359        370
                                                           -------    -------
                                                           $10,327    $11,080
                                                           =======    =======

     Depreciation is computed using various methods over the useful life of the property and equipment (generally ranging from three to five years).

 5. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable and accrued expenses consist of the following at December 31:

                                                            1998       1997
                                                           -------    -------
Accounts payable.........................................  $23,534    $23,725
Accrued interest.........................................      747        767
Accrued salaries and wages...............................    1,996      3,510
Customer deposits........................................    2,845      4,424
Warranty and other accrued expenses......................   12,123     10,563
                                                           -------    -------
                                                           $41,245    $42,989
                                                           =======    =======

 6. NOTES PAYABLE

     Notes payable secured by real estate held for development or sale consist of land, acquisition and development and construction loans totaling $65,162 at December 31, 1998 and $91,260 at December 31, 1997. Other notes payable consist of a $240,000 loan payable to a bank and $6,313 of short-term lines of credit and other notes at December 31, 1998 and $5,529 of primarily short-term credit lines at December 31, 1997.

     The $240,000 bank loan at December 31, 1998 is guaranteed by Lewis affiliates, bears interest at the one-month LIBOR plus 0.50% and matures in November 1999. On January 7, 1999, the guaranty related to this loan was released upon completion of the acquisition by KBHC. The undrawn balances of short-term lines of credit at December 31, 1998 and 1997 were $8,000 and $20,000, respectively.

     Certain LHHB entities were required to maintain certain debt covenants related to minimum tangible net worth, liquidity, ratios of liabilities to net worth and to real estate held for development or sale. At December 31, 1998, all debt covenant requirements were either met or waived by LHHB's lenders.

                       LEWIS HOMES HOMEBUILDING BUSINESS

                                 (IN THOUSANDS)

 6. NOTES PAYABLE (CONTINUED)
     Estimated aggregate future principal payments due on notes payable at December 31, 1998 are as follows:

1999......................................................  $299,688
2000......................................................     7,093
2001......................................................       988
2002......................................................     2,086
2003......................................................     1,338
Thereafter................................................       282
                                                            --------
                                                            $311,475
                                                            ========

     Interest rates on notes payable generally range from 5.62% to 10.00%, except for acquisition and development and construction loans. The interest rates on these loans generally range from prime to prime plus 0.75% or one-month LIBOR plus 0.5% to one-month LIBOR plus 3.00%. These loans are generally repaid as the related real estate projects are sold, renewed or refinanced when necessary. The weighted average interest rate on LHHB debt was 8.61% and 9.45% for the years ended December 31, 1998 and 1997, respectively.

     The one-month LIBOR and prime rates at December 31, 1998 were 5.12% and 7.75% and averaged 5.55% and 8.38%, respectively, for the year then ended. The one-month LIBOR and prime rates at December 31, 1997 were 5.81% and 8.50% and averaged 5.65% and 8.44%, respectively, for the year then ended.

     For the years ended December 31, 1998, 1997 and 1996, LHHB incurred interest costs of $14,238, $14,541 and $13,505, respectively, all of which was capitalized to real estate. Interest paid was $14,258, $14,586, and $13,341 for the years ended December 31, 1998, 1997 and 1996, respectively.

     Total interest incurred by LHHB includes interest costs related to specific debt secured by LHHB's real estate projects totaling approximately $7,485, $9,464 and $10,348 in 1998, 1997 and 1996, respectively. Total interest incurred also includes an allocation of interest directly incurred by Lewis as part of financing the operations of LHHB. Allocated interest from Lewis totaled approximately $6,753, $5,077, and $3,157 in 1998, 1997 and 1996, respectively, and was calculated based on LHHB's average qualifying asset balance using Lewis' weighted average interest rate during the respective periods. Management believes that the method used to allocate interest is reasonable.

                       LEWIS HOMES HOMEBUILDING BUSINESS

                                 (IN THOUSANDS)

 7. EQUITY

     The combined equity of the entities constituting LHHB, which are described in Note 1, is summarized as follows for each of the three years in the period ended December 31, 1998:

                                                                               LIMITED LIABILITY
                                                 PARTNERSHIPS   CORPORATIONS       COMPANIES        TOTAL
                                                 ------------   ------------   -----------------   --------
BALANCE -- January 1, 1996.....................    $180,180       $   (671)         $   --         $179,509
Net distributions..............................      (6,938)          (200)             --           (7,138)
Net income.....................................      29,653          3,960              --           33,613
                                                   --------       --------          ------         --------
BALANCE -- December 31, 1996...................     202,895          3,089              --          205,984
Net (distributions) contributions..............     (38,057)        (2,438)          1,950          (38,545)
Net income (loss)..............................      51,416          4,322            (810)          54,928
                                                   --------       --------          ------         --------
BALANCE -- December 31, 1997...................     216,254          4,973           1,140          222,367
Net (distributions) contributions..............    (284,415)       (10,778)          2,891          292,302
Net income (loss)..............................      96,610         (1,031)            318           95,897
                                                   --------       --------          ------         --------
BALANCE -- December 31, 1998...................    $ 28,449       $ (6,836)         $4,349         $ 25,962
                                                   ========       ========          ======         ========

 8. RELATED PARTY TRANSACTIONS

     LHHB has a contingent obligation to a financing partnership whose owners are related to the principals of LHHB. The note underlying this obligation was $1,045 at December 31, 1998, and annual principal payments of $697 plus interest at 7.50% are required. In the event that revenues in the financing partnership do not meet the required note payments, LHHB is obligated to advance funds to the partnership. At December 31, 1998, total advances to the partnership were $2,583. Management believes that these advances will be repaid and that ultimately, no further payments will be required as a result of this contingency.

 9. COMMITMENTS AND CONTINGENCIES

     Commitments and contingencies consist of those normal and usual to real estate developers and include such items as subdivision improvement agreements and guarantees, bond guarantees, warranties to homebuyers and construction loan agreement guarantees. In addition, LHHB has continuing litigation matters incurred in the ordinary course of business and records the liability for these contingencies when such amounts can be estimated and are considered to be material to the results of operations. Management believes LHHB's exposure to these contingencies will be the primary responsibility of co-defendants, including contractors and subcontractors, as well as insurance companies, and that the disposition of the various matters will have no material effect on the combined statements of operations of LHHB.

     In some jurisdictions in which LHHB develops and constructs real estate, various bonds are issued by government instrumentalities to finance major improvements in the normal course of business. As a landowner benefited by these improvements, LHHB is responsible for bond assessments on its land. The estimated value of bonds attributable to LHHB is not fixed or determinable at December 31, 1998 and 1997. When properties are sold, the assessments are either repaid or the buyers assume the responsibility for repayment of the assessments.

10. IMPACT OF YEAR 2000 (UNAUDITED)

     Lewis has recognized the need to ensure that its systems, equipment and operations will not be adversely impacted by the change to the calendar year 2000. As such, Lewis has taken steps to identify potential areas of risk and has begun addressing these in its planning, purchasing and daily operations. The total cost of

                       LEWIS HOMES HOMEBUILDING BUSINESS

                                 (IN THOUSANDS)

10. IMPACT OF YEAR 2000 (CONTINUED)
converting all internal systems, equipment and operations into the year 2000 has not been fully quantified, but it is not expected to be a material cost to Lewis. Lewis does not anticipate any material adverse impact resulting from the failure of third-party service providers and vendors to prepare for the year 2000. Lewis continues to monitor those risks and is attempting to receive compliance certificates from all third parties that could have a material impact on Lewis' operations. However, Lewis recognizes that there is no guarantee that the other companies with which Lewis does business will convert on a timely basis and without adverse impact on Lewis.

ITEM 7(B). PRO FORMA FINANCIAL INFORMATION.

                       KAUFMAN AND BROAD HOME CORPORATION

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     Effective January 7, 1999, the Company acquired substantially all of the homebuilding assets of Lewis Homes. The total purchase price of Lewis Homes was based on the December 31, 1998 net book values of the entities purchased. The total purchase price was $449 million, comprised of the assumption of approximately $303 million in debt and the issuance of 7,886,686 shares of the Company's common stock valued at approximately $146 million.

     The following Kaufman and Broad Home Corporation unaudited pro forma combined financial statements and related notes give effect to the acquisition of Lewis Homes as a purchase. The Kaufman and Broad Home Corporation unaudited pro forma combined balance sheet assumes that the acquisition was completed as of November 30, 1998 and the Kaufman and Broad Home Corporation unaudited pro forma combined statement of income assumes that the acquisition was completed on December 1, 1997 for the year ended November 30, 1998. The historical financial statements of Lewis Homes are for the year ended December 31, 1998 and accordingly, the historical information for the calendar year of Lewis Homes has been combined with the November 30 fiscal year of the Company for the purpose of the pro forma presentation.

     The Kaufman and Broad Home Corporation unaudited pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or consolidated results of operations of the Company that would have been reported had the acquisition occurred on the date indicated, nor do they represent a forecast of the consolidated financial position of the Company at any future date or the consolidated results of operations of the Company for any future period. Furthermore, no effect has been given in the Kaufman and Broad Home Corporation unaudited pro forma combined statement of income for operating and synergistic benefits that may be realized through the combination of entities. Amounts allocated to the assets and liabilities of Lewis Homes were based on their estimated fair market values as of December 31, 1998. The Kaufman and Broad Home Corporation unaudited pro forma combined financial statements, including notes thereto, should be read in conjunction with the historical financial statements and related notes of Lewis Homes, included herein, and the Company's historical consolidated financial statements and related notes.

                       KAUFMAN AND BROAD HOME CORPORATION

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               NOVEMBER 30, 1998
                                 (IN THOUSANDS)

                                                 COMPANY      LEWIS HOMES
                                               NOVEMBER 30,   DECEMBER 31,    PRO FORMA     PRO FORMA
                                                   1998           1998       ADJUSTMENTS     COMBINED
                                               ------------   ------------   -----------    ----------
ASSETS
CONSTRUCTION:
  Cash and cash equivalents..................   $   56,602      $  5,671      $             $   62,273
  Trade and other receivables................      194,841         8,126         5,760(a)      208,727
  Inventories................................    1,134,402       375,623       (45,838)(b)   1,464,187
  Investments in unconsolidated joint
     ventures................................        5,608                         359(a)        5,967
  Goodwill...................................       45,533                     177,594(c)      223,127
  Other assets...............................      105,558        10,327        (7,862)(d)     108,023
                                                ----------      --------      --------      ----------
                                                 1,542,544       399,747       130,013       2,072,304
                                                ----------      --------      --------      ----------
MORTGAGE BANKING:
  Cash and cash equivalents..................        6,751                                       6,751
  Receivables:
     First mortgages and mortgage-backed
       securities............................       58,262                                      58,262
     First mortgages held under commitment of
       sale and other receivables............      249,702                                     249,702
  Other assets...............................        2,945                                       2,945
                                                ----------      --------      --------      ----------
                                                   317,660                                     317,660
                                                ----------      --------      --------      ----------
Total assets.................................   $1,860,204      $399,747      $130,013      $2,389,964
                                                ==========      ========      ========      ==========

LIABILITIES AND EQUITY
CONSTRUCTION:
  Accounts payable...........................   $  211,380      $ 41,245      $(17,711)(a)  $  234,914
  Accrued expenses and other liabilities.....      148,508                      17,711(a)      166,219
  Mortgages and notes payable................      529,846       311,475         9,970(e)      851,291
                                                ----------      --------      --------      ----------
                                                   889,734       352,720         9,970       1,252,424
                                                ----------      --------      --------      ----------
MORTGAGE BANKING:
  Accounts payable and accrued expenses......        8,924                                       8,924
  Notes payable..............................      239,413                                     239,413
  Collateralized mortgage obligations secured
     by mortgage-backed securities...........       49,264                                      49,264
                                                ----------      --------      --------      ----------
                                                   297,601                                     297,601
                                                ----------      --------      --------      ----------
Minority interests
  Consolidated subsidiaries and joint
     ventures................................        8,608        21,065                        29,673
  Company obligated mandatorily redeemable
     preferred securities of subsidiary trust
     holding solely debentures of the
     Company.................................      189,750                                     189,750
                                                ----------      --------      --------      ----------
                                                   198,358        21,065                       219,423
                                                ----------      --------      --------      ----------
Common stock.................................       39,992                       7,887(f)       47,879
Paid-in capital..............................      193,520                     138,118(f)      331,638
Retained earnings............................      243,356        25,962       (25,962)(g)     243,356
Cumulative foreign currency translation
  adjustments................................       (2,357)                                     (2,357)
                                                ----------      --------      --------      ----------
TOTAL EQUITY.................................      474,511        25,962       120,043         620,516
                                                ----------      --------      --------      ----------
TOTAL LIABILITIES AND EQUITY.................   $1,860,204      $399,747      $130,013      $2,389,964
                                                ==========      ========      ========      ==========

                            See accompanying notes.

                       KAUFMAN AND BROAD HOME CORPORATION

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED NOVEMBER 30, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                COMPANY      LEWIS HOMES
                                              NOVEMBER 30,   DECEMBER 31,    PRO FORMA      PRO FORMA
                                                  1998           1998       ADJUSTMENTS     COMBINED
                                              ------------   ------------   -----------    -----------
TOTAL REVENUES..............................  $ 2,449,362     $ 715,117      $             $ 3,164,479
                                              ===========     =========      =========     ===========
CONSTRUCTION:
  Revenues..................................  $ 2,402,966     $ 715,117      $             $ 3,118,083
  Construction and land costs...............   (1,949,729)     (579,140)        15,809(h)   (2,513,060)
  Selling, general and administrative
     expenses...............................     (304,565)      (36,449)       (56,731)(i)    (397,745)
                                              -----------     ---------      ---------     -----------
     Operating income.......................      148,672        99,528        (40,922)        207,278
  Interest income...........................        5,674                                        5,674
  Interest expense, net of amounts
     capitalized............................      (23,341)                     (14,680)(j)     (38,021)
  Minority interests........................       (7,002)       (3,631)                       (10,633)
  Equity in pretax income of unconsolidated
     joint ventures.........................        1,151                                        1,151
                                              -----------     ---------      ---------     -----------
  Construction pretax income................      125,154        95,897        (55,602)        165,449
                                              -----------     ---------      ---------     -----------
MORTGAGE BANKING:
  Revenues:
     Interest income........................       15,569                                       15,569
     Other..................................       30,827                                       30,827
                                              -----------     ---------      ---------     -----------
                                                   46,396                                       46,396
  Expenses:
     Interest...............................      (15,046)                                     (15,046)
     General and administrative.............       (9,937)                                      (9,937)
                                              -----------     ---------      ---------     -----------
  Mortgage banking pretax income............       21,413                                       21,413
                                              -----------     ---------      ---------     -----------
TOTAL PRETAX INCOME.........................      146,567        95,897        (55,602)        186,862
Income taxes................................      (51,300)                     (14,100)(k)     (65,400)
                                              -----------     ---------      ---------     -----------
NET INCOME..................................  $    95,267     $  95,897      $ (69,702)    $   121,462
                                              ===========     =========      =========     ===========
BASIC EARNINGS PER SHARE....................  $      2.41                                  $      2.56(l)
                                              ===========                                  ===========
DILUTED EARNINGS PER SHARE..................  $      2.32                                  $      2.48(l)
                                              ===========                                  ===========

Basic average shares outstanding............       39,553                                       47,440
                                              ===========                                  ===========

Diluted average shares outstanding..........       41,033                                       48,920
                                              ===========                                  ===========

                            See accompanying notes.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(a) This adjustment reflects the reclassification of Lewis Homes' amounts to conform to the Company's presentation. No purchase price allocation adjustments were made to this item.

(b) This adjustment reflects the exclusion of real property assets totaling $81.3 million which were sold by Lewis Homes subsequent to December 31, 1998 but prior to the Company's acquisition. The Company subsequently obtained the right to purchase these assets under certain option agreements. This adjustment also reflects purchase price allocation adjustments to reflect the estimated fair value of inventories in accordance with APB No. 16, Business Combinations, as amended.

(c) This adjustment reflects the pro forma goodwill amount at November 30, 1998. The goodwill amount was estimated to be $177.6 million, based on the estimated excess of the purchase price over the estimated fair value of the identifiable assets less liabilities assumed in accordance with APB No. 16 Business Combinations, as amended.

(d) This adjustment reflects the reclassification of Lewis Homes' amounts to conform to the Company's presentation as well as purchase price allocation adjustments to reflect the estimated fair value of these assets in accordance with APB No. 16, Business Combinations, as amended.

(e) This adjustment primarily reflects the costs related to the Lewis Homes acquisition.

(f) This adjustment reflects the issuance of 7,886,686 shares of the Company's common stock, $1.00 par value, as partial consideration for the acquisition of Lewis Homes valued at approximately $146.0 million in accordance with APB No. 16, Business Combinations, as amended.

(g)  This adjustment eliminates the equity of Lewis Homes.

(h) This adjustment reflects the reclassification of Lewis Homes' amounts to conform to the Company's presentation as well as the estimated amortization of the purchase price allocated to inventories.

(i) This adjustment reflects the reclassification of Lewis Homes' amounts to conform to the Company's presentation as well as the amortization of goodwill which is assumed to be amortized on a straight-line basis over 10 years. The amortization period was determined in accordance with APB No. 17, Intangible Assets. The period estimated to be benefited was determined from the pertinent factors including demand, competition and other economic factors as well as legal, regulatory and contractual provisions.

(j) This adjustment reflects the pro forma effect on interest expense, net of amounts capitalized. As the amount of Lewis Homes' debt outstanding increased significantly at December 31, 1998, the adjustment was made to reflect interest expense as if this higher debt amount was outstanding for the entire year. This adjustment also reflects the interest rate impact of the refinancing of debt assumed with borrowings under the Term Loan Agreement.

(k) This adjustment reflects the pro forma effect on consolidated income taxes due to the results of operations of Lewis Homes, the pro forma amortization of goodwill, as well as the amortization of the purchase price allocated to inventories and the net interest expense associated with the acquisition indebtedness. The pro forma income taxes were based on the Company's effective tax rate for the year ended November 30, 1998 of 35%.

(l) The pro forma combined basic and diluted earnings per share were calculated to give effect to the 7,886,686 shares issued in the Lewis Homes acquisition. For purposes of the pro forma financial statements, the 7,886,686 shares were assumed to be issued as of December 1, 1997.

ITEM 7(C). EXHIBITS.

    EXHIBIT
    NUMBER                             DESCRIPTION
    -------                            -----------
      2.1      Purchase Agreement dated as of October 20, 1998. None of the schedules or exhibits, consisting of disclosure statements and ancillary agreements, referred to in the agreement are filed as exhibits herewith; however, the Company agrees to furnish supplementally a copy of any omitted schedule or
               exhibit to the Commission upon request.*
      2.2      Amendment to Purchase Agreement dated as of January 7, 1999.
               Exhibit C: Purchase Agreement (Amended and Restated) thereto is filed as Exhibit 2.3 herewith. None of
               the other schedules or exhibits referred to in the agreement are filed as exhibits herewith; however, the Company agrees to furnish supplementally a copy of any omitted schedule
               or exhibit to the Commission upon request.*
      2.3      Purchase Agreement (Amended and Restated) executed January
               7, 1999. Exhibit E: Registration Rights Agreement, Exhibit
               F: Shareholder Agreement and Exhibit P: Representation,
               Warranty and Indemnity Agreement thereto are filed as
               Exhibits 99.1, 99.2 and 2.4, respectively, herewith. None of the other schedules or exhibits referred to in the agreement are filed as exhibits herewith; however, the Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.*
      2.4      Representation, Warranty and Indemnity Agreement dated
               January 7, 1999.*
     10.1      Term Loan Agreement among the Company, Bank of America
               National Trust and
               Savings Association, as Administrative Agent and Lead
               Arranger, Credit Lyonnais Los Angeles Branch, as Syndication
               Agent, The First National Bank of Chicago, as Documentation
               Agent and Union Bank of California, as Co-Agent and the
               banks listed
               therein, dated as of January 7, 1999.*
     23        Consent of Ernst & Young LLP.**
     99.1      Registration Rights Agreement dated January 7, 1999.*
     99.2      Shareholder Agreement dated January 7, 1999.*

---------------
 * Included in this Form 8-K as it was filed on January 22, 1999.
** Filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated March 22, 1999
                                      KAUFMAN AND BROAD HOME CORPORATION
                                      Registrant

                                      /s/ MICHAEL F. HENN
                                      ------------------------------------------
                                      Michael F. Henn
                                      Senior Vice President and Chief Financial
                                      Officer
                                      (Principal Financial Officer)

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                             DESCRIPTION                           PAGE
-------                            -----------                           ----
  2.1      Purchase Agreement dated as of October 20, 1998. None of the schedules or exhibits, consisting of disclosure statements and ancillary agreements, referred to in the agreement are filed as exhibits herewith; however, the Company agrees to furnish supplementally a copy of any omitted schedule or
           exhibit to the Commission upon request.*
  2.2      Amendment to Purchase Agreement dated as of January 7, 1999.
           Exhibit C: Purchase Agreement (Amended and Restated) thereto is filed as Exhibit 2.3 herewith. None of the other
           schedules or exhibits referred to in the agreement are filed as exhibits herewith; however, the Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.*
  2.3      Purchase Agreement (Amended and Restated) executed January
           7, 1999. Exhibit E: Registration Rights Agreement, Exhibit
           F: Shareholder Agreement and Exhibit P: Representation,
           Warranty and Indemnity Agreement thereto are filed as
           Exhibits 99.1, 99.2 and 2.4, respectively, herewith.
           None of the other schedules or exhibits referred to in
           the agreement are filed as exhibits herewith; however, the
           Company agrees to furnish supplementally a copy of any
           omitted schedule or exhibit to the Commission upon request.*
  2.4      Representation, Warranty and Indemnity Agreement dated
           January 7, 1999.*
 10.1      Term Loan Agreement among the Company, Bank of America
           National Trust and Savings Association, as Administrative
           Agent and Lead Arranger, Credit Lyonnais Los Angeles Branch,
           as Syndication Agent, The First National Bank of Chicago, as
           Documentation Agent and Union Bank of California, as
           Co-Agent and the banks listed therein, dated as of January
           7, 1999.*
   23      Consent of Ernst & Young LLP.**
 99.1      Registration Rights Agreement dated January 7, 1999.*
 99.2      Shareholder Agreement dated January 7, 1999.*

---------------
 * Included in this Form 8-K as it was filed on January 22, 1999.
** Filed herewith.